Exhibit 10.23

Amendment to the

Unisys Corporation

Executive Life Insurance Program

The Unisys Corporation Executive Life Insurance Program (the “Program”) is hereby amended, effective January 1, 2009, solely to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended, in accordance with Internal Revenue Service Notice 2007-34:

1. Section 2.16 of the Program is amended in its entirety to read as follows:

“2.16 Retirement.

‘Retirement’ means, for any Employee, his or her separation from service, within the meaning of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), for reasons other than death, on or after the date the Employee reaches the Employee’s earliest retirement date under a retirement plan sponsored by the Employer in accordance with the terms of such retirement plan as in effect on December 31, 2008.”

2. Section 5.1 of the Program is amended to read in its entirety as follows:

“5.1. Termination of Participation.

“Termination of a Participant’s participation under the Program will occur upon either of the following events: (1) termination of the Plan under Section 9.2 or (2) the later of the Participant’s Retirement or fifteen years from the date of issuance of the Policy that was in effect with respect to the Participant on December 31, 2008, which shall coincide with the termination of the Collateral Assignment Agreement. Thereafter, the Participant shall have no life insurance coverage or any other rights under this Program, but shall have rights to life insurance coverage solely in accordance with the Participant’s Policy.”

3. Section 9.2 of the Program is amended to read in its entirety as follows:

“9.2 Amendment and Termination of Plan.

“The Company, through action of the Committee, may, in its sole discretion, amend or terminate the Program in whole or in part at any time. The Program will also terminate, without notice, upon the approval of a bankruptcy court pursuant to 11 U.S.C. section 503(b)(1)(A) or the dissolution of the Company taxed under section 331 of the Code.”

This Amendment to the Program is hereby executed, December     , 2008.

Unisys Corporation

By:
Patricia A. Bradford, Senior Vice President
Worldwide Human Resources

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